Exhibit 99.1

Exzeo Announces First Quarter 2026 Financial Results

Managed Premium1 of $1.43 billion;

Pre-Tax Income of $27.6 million;

Earnings per share2 of $0.22

Tampa, Fla. - (BUSINESS WIRE) - May 6, 2026 - Exzeo Group, Inc. (NYSE:XZO) today announced financial results for the first quarter ended March 31, 2026.

"Our first quarter demonstrated momentum across the Exzeo Platform, highlighted by strong managed premium growth and the addition of a seventh insurance carrier partner," said Paresh Patel, Exzeo's Chairman and Chief Executive Officer. "Now six months since our IPO, we've delivered on our strategic priorities, including driving profitable growth with existing carrier partners, successfully onboarding and scaling third-party clients, and advancing product innovation across the platform."

First Quarter 2026 Highlights (Comparisons to First Quarter 2025)

•
Revenue increased to $55.5 million from $52.4 million, driven primarily by new customers along with growth in underwriting and management services from our existing customer base.
•
Net income was $20.4 million, and basic and diluted earnings per share were $0.22, compared with $18.0 million and $0.22 in the prior-year period.
•
Managed Premium increased to $1.43 billion from $1.24 billion, reflecting growth in managed policies driven by continued adoption of Exzeo's Insurance-as-a-Service platform from new and existing customers.
•
Annual Recurring Revenue4 increased to $216.2 million, up from $198.7 million in the prior-year period.
•
Adjusted EBITDA3 increased to $26.5 million from $25.2 million, reflecting continued business growth. Adjusted EBITDA Margin3 was 49% compared with 50% in the prior year, as the Company continued to invest in strategic initiatives to support long-term growth, including personnel and company infrastructure.
•
Cash provided by operating activities increased to $25.5 million from $19.8 million. As a result, Free Cash Flow3 increased to $25.1 million from $19.0 million.
•
Cash, cash equivalents and investments as of March 31, 2026, increased to $329.9 million, from $305.4 million of cash and cash equivalents as of December 31, 2025.
•
A seventh insurance company joined the Exzeo platform in the first quarter.

Conference Call Information:

Exzeo Group management will host a conference call today, May 6, 2026, at 5:45 p.m. Eastern time (2:45 p.m. Pacific time). Interested parties can listen to the live presentation by dialing the listen-only number below or by accessing the webcast link below or on the Investor Information section of the Company’s website at investors.exzeo.com.

Toll-Free: (800) 715-9871
International Toll: +1 (646) 307-1963
Conference ID: 2747849

Webcast Link

A replay of the call will be available after 8:00 p.m. Eastern Time on the same day as the call on the Company’s Investor Relations website at investors.exzeo.com.

End Notes

1. Managed Premium is a key operating measure defined as the aggregate gross dollar value of in-force premiums processed, managed, or administered by Exzeo's software solutions as of period end, excluding associated policy fee income.

2. Earnings per share is calculated in accordance with GAAP. Certain unvested restricted stock awards are considered participating securities because they carry non-forfeitable dividend and voting rights and share in the Company's earnings. Refer to Basic and Diluted Earnings Per Share table for additional information.

3. Adjusted EBITDA, Adjusted Revenue, Adjusted EBITDA Margin, and Free Cash Flow are non-GAAP financial measures. Please see discussion of non-GAAP financial measures at the end of this press release for more information.

4. Annual Recurring Revenue is a key operating measure defined as the sum of each customer's managed premium multiplied by its contractual fee rate, plus any applicable policy fee income associated with managed policies, as of the period end date, excluding nonrecurring revenue such as catastrophe services.

About Exzeo Group, Inc.

Exzeo Group is a leading innovator in technology solutions purpose-built for property and casualty (P&C) insurance carriers, with a strong focus on the expansive homeowners insurance market. Through its completely internally developed "Insurance-as-a-Service" platform, Exzeo delivers a comprehensive suite of digital tools and services that streamline every aspect of carrier and agent operations—from quoting and underwriting to policy administration, claims handling, data analytics, and financial reporting. By integrating advanced technology with deep industry expertise, Exzeo empowers P&C insurers to enhance underwriting precision, drive operational efficiency, and achieve superior performance across the insurance value chain.

For more information, please visit exzeo.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts included in this release, are forward-looking statements. Words such as "anticipate," "estimate," "expect," "intend," "plan," "confident," "prospects" and "project" and other similar words and expressions are intended to signify forward-looking statements, and these forward-looking statements may include, without limitation, statements regarding growth strategies and future performance and profitability. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties, which may include, without limitation, our ability to maintain our current level of profitability, the regulated environment in which we operate, the ownership of a controlling interest in our common stock by HCI Group, Inc., and the current dependence on HCI Group, Inc. for substantially all of our revenues. These and other risks and uncertainties are identified in our filings with the Securities and Exchange Commission, including those factors discussed under the captions entitled "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in our Quarterly Report on Form 10-Q for the three months ended March 31, 2026, when filed. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the Company's business, financial condition and results of operations. Exzeo Group, Inc. disclaims all obligations to update any forward-looking statements.

EXZEO GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

	March 31,	December 31,
(in thousands, except share and per share amounts)	2026	2025
Assets:
Current assets:
Cash and cash equivalents	$231,381	$305,372
Accounts receivable	2,513	2,906
Receivable from related parties	19,897	11,295
Prepaid expense	1,193	1,483
Current contract cost assets	5,404	4,722
Other current assets	541	43
Total current assets	260,929	325,821
Non-current assets:
Fixed-maturity securities, available-for-sale, at fair value (amortized cost: $98,998 and $0, respectively, and allowance for credit losses: $0 and $0, respectively)	98,516	—
Property and equipment, net	10,259	10,662
Operating lease right-of-use assets	6,576	6,884
Non-current contract cost assets	284	1,118
Deferred income taxes, net	2,905	2,975
Other assets	299	274
Total non-current assets	118,839	21,913
Total assets	$379,768	$347,734
Liabilities and Shareholders' Equity:
Current liabilities:
Current contract liabilities	$73,673	$70,893
Commissions payable	5,450	4,605
Accounts payable and accrued liabilities	6,174	2,950
Operating lease liabilities	2,450	2,413
Income taxes payable	9,394	2,455
Payable to related parties	1,435	1,073
Total current liabilities	98,576	84,389
Non-current liabilities:
Non-current contract liabilities	943	3,567
Operating lease liabilities	4,479	4,832
Other liabilities	829	790
Total non-current liabilities	6,251	9,189
Total liabilities	104,827	93,578
Commitments and contingencies
Shareholders' equity:
Common stock ($0.001 par value, 350,000,000 shares authorized, 90,918,430 and 90,926,720 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively)	91	91
Additional paid-in capital	229,387	228,647
Retained earnings	45,824	25,418
Accumulated other comprehensive loss	(361)	—
Total shareholders' equity	274,941	254,156
Total liabilities and shareholders' equity	$379,768	$347,734

EXZEO GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

	Three Months Ended March 31,
(in thousands, except per share amounts)	2026	2025
Revenue	$55,534	$52,407
Cost of revenue	22,791	23,582
Gross profit	32,743	28,825
Operating expenses:
Selling, general and administrative	5,216	2,706
Research and development	2,306	2,221
Depreciation and amortization	146	101
Total operating expenses	7,668	5,028
Operating income	25,075	23,797
Investment income	2,512	398
Income before income taxes	$27,587	$24,195
Income tax expense	7,181	6,244
Net income	$20,406	$17,951
Basic and diluted earnings per share	$0.22	$0.22

EXZEO GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income

(Unaudited)

	Three Months Ended March 31,
(in thousands)	2026	2025
Net income	$20,406	$17,951
Other comprehensive loss, net of income taxes:
Available-for-sale fixed-maturity securities	(361)	—
Other comprehensive loss, net of income taxes	(361)	—
Comprehensive income	$20,045	$17,951

EXZEO GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended March 31,
(in thousands)	2026	2025
Operating activities:
Net income	$20,406	$17,951
Adjustments to reconcile net income to cash provided by operating activities:
Share-based compensation	740	723
Depreciation and amortization	730	709
Deferred income taxes	191	(2,338)
Net accretion of discount on investments in fixed-maturity securities	(4)	—
Foreign currency remeasurement losses (gains)	96	(2)
Changes in operating assets and liabilities:
Accounts receivable	393	—
Related party receivable and payable	(8,240)	(27,336)
Prepaid expenses	290	53
Contract cost assets	152	185
Income taxes payable	6,939	604
Contract liabilities	156	25,359
Commissions payable	845	746
Accounts payable and accrued liabilities	3,281	3,234
Other liabilities	12	(141)
Other assets	(525)	2
Operating lease	10	23
Cash provided by operating activities	25,472	19,772
Investing activities:
Capital expenditures	(327)	(769)
Purchase of available-for-sale securities	(98,994)	—
Cash used in investing activities	(99,321)	(769)
Financing activities:
Payment of issuance costs	(57)	—
Cash used in financing activities	(57)	—
Effect of exchange rate changes on cash	(85)	(11)
Net (decrease) increase in cash and cash equivalents	(73,991)	18,992
Cash and cash equivalents at beginning of period	305,372	54,502
Cash and cash equivalents at end of period	$231,381	$73,494
Non-cash financing activities:
Capital contribution from parent	$4	$21

EXZEO GROUP, INC. AND SUBSIDIARIES

Basic and Diluted Earnings Per Share

(Unaudited)

A summary of the numerator and denominator of basic and diluted earnings per common share from operations is as follows:

	Three Months Ended March 31,
(in thousands, except per share amounts)	2026	2025
Numerator:
Net income	$20,406	$17,951
Less: Income attributable to participating securities	(568)	(873)
Income attributable to common stockholders	$19,838	$17,078

Denominator:
Weighted-average basic shares outstanding	88,385	78,709
Weighted-average diluted shares outstanding	88,385	78,709
Basic and diluted earnings per share	$0.22	$0.22

Use of Non-GAAP Financial Measures (Unaudited)

In addition to results determined in accordance with GAAP, we use certain non-GAAP financial measures to evaluate our operating performance and make strategic decisions. These non-GAAP financial measures include Adjusted EBITDA, Adjusted Revenue, Adjusted EBITDA Margin and Free Cash Flow. Management believes these measures provide useful supplemental information for investors by facilitating comparisons of performance across reporting periods and with other companies in the industry, many of which use similar non-GAAP financial measures.

However, these non-GAAP financial measures are not prepared in accordance with GAAP, are not based on a standardized methodology, and may not be comparable to similarly titled measures used by other companies. They should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. These measures exclude items that may be significant to an understanding of our financial condition and results of operations under GAAP. The use of non-GAAP financial measures involves management judgment regarding which items to exclude or include. Accordingly, these measures have limitations and should be viewed as a supplement to, not a replacement for, our GAAP results. Management urges investors to review the reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures included in this report and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA

We define Adjusted EBITDA as net income adjusted to exclude income tax expense, interest expense, investment income, depreciation and amortization, and share-based compensation expense. Management uses Adjusted EBITDA as a key measure of operating performance and to assess the results of the business excluding certain items that are not considered indicative of core operating results. Adjusted EBITDA should not be viewed in isolation or as a substitute for net income calculated in accordance with GAAP, and other companies may define Adjusted EBITDA differently.

The reconciliation of net income to Adjusted EBITDA for the periods presented is as follows:

	Three Months Ended March 31,
(in thousands)	2026	2025
Net income	$20,406	$17,951
Income tax expense	7,181	6,244
Investment income	(2,512)	(398)
Depreciation and amortization	716	698
Share-based compensation	740	723
Adjusted EBITDA (1)	$26,531	$25,218
(1)
The Company did not have any interest expense for the periods presented.

Adjusted Revenue

We define Adjusted Revenue as the portion of revenue earned through services delivered directly via our proprietary platform technology. This metric excludes revenue associated with services primarily within claims management that are outsourced to a subsidiary of HCI Group, Inc. Although this revenue is recognized on a gross basis under GAAP because we are considered the principal in the transaction, the economics are largely neutral, as the related costs incurred from outsourced service providers closely match the revenue recognized. Management believes Adjusted Revenue provides investors with useful insight into the performance and scalability of our core platform services and reflects the revenue generated from internally delivered operations, excluding variability associated with outsourced service arrangements. This non-GAAP measure should not be considered in isolation or as a substitute for total revenue or any other performance measure calculated in accordance with GAAP.

The reconciliation of the Adjusted Revenue for the periods presented is as follows:

	Three Months Ended March 31,
(in thousands)	2026	2025
Revenue	$55,534	$52,407
Less: Outsourced claims fees	1,529	2,255
Adjusted Revenue	$54,005	$50,152

Adjusted EBITDA Margin

We define Adjusted EBITDA Margin as Adjusted EBITDA expressed as a percentage of Adjusted Revenue. This non-GAAP measure provides management and investors with additional insight into the Company's operating efficiency and the scalability of our business model, as it reflects our progress toward long-term profitability. The most directly comparable GAAP measure is net income margin, which is calculated as net income divided by GAAP revenue.

The calculation of Adjusted EBITDA Margin for the periods presented is as follows:

	Three Months Ended March 31,
(in thousands, except percentages)	2026	2025
Numerator: Adjusted EBITDA	$26,531	$25,218
Denominator: Adjusted Revenue	54,005	50,152
Adjusted EBITDA Margin (1)	49.1%	50.3%
(1)
The inputs used to derive Adjusted EBITDA Margin are defined and reconciled to their most directly comparable GAAP measures in the preceding tables above. Adjusted EBITDA is reconciled to net income, and Adjusted Revenue is reconciled to GAAP revenue, in each case as presented elsewhere in this filing. Net income margin represents the comparable GAAP measure.

Free Cash Flow

We define Free Cash Flow as net cash provided by operating activities less capital expenditures during the period. We believe information regarding Free Cash Flow provides useful information to management and investors because it is an indicator of strength and performance of our business operations after funding capital expenditures. Capital expenditures consist of capitalized software development costs and costs relating to property and equipment, such as computer hardware, office furniture and equipment, and leasehold improvements. Free Cash Flow should not be considered an alternative to net cash provided by operating activities, which is the most directly comparable GAAP measure, or as a measure of liquidity prepared in accordance with GAAP and may not be comparable to similar measures used by other companies.

The reconciliation of Free Cash Flow for the periods presented is as follows:

	Three Months Ended March 31,
(in thousands)	2026	2025
Cash provided by operating activities	$25,472	$19,772
Less: Capital expenditures	327	769
Free Cash Flow	$25,145	$19,003

Investor and Media Contact

Company Contact:

Bill Broomall, CFA

Vice President, Investor Relations

Exzeo Group, Inc.
wbroomall@exzeo.com

Investor Relations Contact:

Matt Glover and Clay Liolios
Gateway Group, Inc.
Tel: (949) 574-3860
XZO@gateway-grp.com